Exhibit 99.1

EOG Resources, Inc. P.O. Box 4362 Houston, TX 77210-4362

News Release

For Further Information Contact:

EOG Resources

Investors

Cedric W. Burgher

(713) 571-4658

David J. Streit

(713) 571-4902

Kimberly M. Ehmer

(713) 571-4676

Media

K Leonard

(713) 571-3870

EOG Resources and Yates Agree to Combine in Transaction Valued at $2.5 Billion

•	Creates Combined 424,000 Net Acre Position in the Delaware Basin

•	Initiates Foothold in Emerging Northwest Shelf Plays of 150,000 Net Acres

•	Raises Position in Permian Basin and Adjacent Plays to 574,000 Net Acres

•	Doubles Powder River Basin Position Encompassing 400,000 Net Acres

FOR IMMEDIATE RELEASE: Tuesday, September 6, 2016

HOUSTON, TX and ARTESIA, NM – EOG Resources, Inc. (EOG) and Yates Petroleum Corporation today announced definitive agreements under which EOG has agreed to combine with Yates Petroleum Corporation, Abo Petroleum Corporation, MYCO Industries, Inc. and certain other entities (collectively, Yates). Under the terms of this private, negotiated transaction, EOG will issue 26.06 million shares of common stock valued at $2.3 billion and pay $37 million in cash, subject to certain closing adjustments and lock-up provisions. EOG will assume and repay at closing $245 million of Yates debt offset by $131 million of anticipated cash from Yates, subject also to certain closing adjustments.

“This transaction combines the companies’ existing large, premier, stacked-pay acreage positions in the heart of the Delaware and Powder River basins, paving the way for years of high-return drilling and production growth,” said William R. “Bill” Thomas, Chairman and Chief

Executive Officer of EOG. “We are excited by this unique opportunity to advance EOG’s strategy of generating high-return growth by developing premium wells at low costs that enhance long-term shareholder value.

“Additionally we are thrilled to welcome Yates’ 300 employees to the EOG family and look forward to continuing the important presence Yates has established in the community of Artesia, N.M.”

Yates is a privately held, independent crude oil and natural gas company with 1.6 million net acres across the western United States. Since 1924, when it drilled the first commercial oil well on New Mexico state trust lands, Yates has amassed a rich acreage position across the western United States. Highlights of Yates’ assets are summarized below:

•	Production of 29,600 barrels of crude oil equivalent per day, net, with 48 percent crude oil

•	Proved developed reserves of 44 million barrels of oil equivalent, net

•	Delaware Basin position of 186,000 net acres

•	Northwest Shelf position of 138,000 net acres

•	Powder River Basin position of 200,000 net acres

•	Additional 1.1 million net acres in New Mexico, Wyoming, Colorado, Montana, North Dakota and Utah.

EOG is the largest oil producer in the Lower 48, with average net daily production of 551 thousand barrels of crude oil equivalent and a reputation for technological leadership in the development of unconventional resource plays.

“EOG is our partner of choice as we look to extend Yates’ 93-year legacy,” said John A. Yates Sr., Chairman Emeritus of Yates Petroleum Corporation and son of founder Martin Yates Jr. “As we enter a new era of unconventional resource development, we are excited to join forces with another pioneering company like EOG.”

Douglas E. Brooks, Chief Executive Officer of Yates Petroleum Corporation added, “This is a tremendous opportunity to combine EOG’s strong technical competencies with the enormous resource potential of the Yates acreage to create significant value for Yates and EOG shareholders alike.”

Yates immediately adds an estimated 1,740 net premium drilling locations in the Delaware Basin and Powder River Basin to EOG’s growing inventory of premium drilling locations, a 40 percent increase. A premium drilling location is defined by EOG as a direct after-tax rate of return of at least 30 percent assuming a $40 flat crude oil price. EOG plans to commence drilling on the Yates acreage in late 2016 with additional rigs added in 2017.

“Through this transaction, our premium drilling strategy is gaining added momentum. With improving well productivity and this newly enhanced resource base, our organization can generate further increases in returns and capital efficiency,” Thomas said. “The combination enhances the size and quality of EOG’s existing portfolio of oil resource plays.”

Doubles Position in Delaware Basin and Adjacent Plays

Yates has 186,000 net acres of stacked pay in the Delaware Basin in New Mexico that is highly prospective for the Wolfcamp, Bone Spring and Leonard Shale formations. This brings the combined company’s total Delaware Basin acreage position to approximately 424,000 net acres, a 78 percent increase to EOG’s existing holdings.

Additionally, Yates has 138,000 net acres on the Northwest Shelf in New Mexico that is prospective for the Yeso, Abo, Wolfcamp and Cisco formations. These shallow plays have the potential to contribute additional amounts of premium inventory with the application of EOG’s advanced completion and precision targeting technologies and low cost structure. Along with EOG’s existing acreage, the newly combined company will have 574,000 net acres in the Delaware Basin and Northwest Shelf. A summary of the acreage is listed below.

Delaware Basin and Northwest Shelf Acreage Summary

By Play	Yates	EOG	Combined
Wolfcamp	186,000	168,000	354,000
Bone Spring	186,000	111,000	297,000
Leonard	67,000	93,000	160,000

By Area
Delaware Basin	186,000	238,000	424,000
Northwest Shelf	138,000	12,000	150,000

Total	324,000	250,000	574,000

Expands Powder River Basin Acreage

The combination also adds 81,000 net acres from Yates in the core development area of the Powder River Basin that is prospective for the Turner Oil play. In total, Yates contributes 200,000 net acres in the Powder River Basin. This doubles EOG’s total Powder River Basin acreage to 400,000 net acres. The enhanced acreage position has significant exploration potential for multiple stacked-pay formations.

Transaction Terms

Under the terms of the agreements, which were approved by the boards of directors of EOG and Yates, and the Yates stockholders, EOG will issue 26.06 million shares of common stock valued at $2.3 billion and pay $37 million in cash, subject to certain closing adjustments and lock-up provisions. EOG will assume and repay at closing $245 million of Yates debt offset by $131 million of anticipated cash from Yates, subject also to certain closing adjustments. Closing is anticipated in early October 2016, subject to customary closing conditions. Following the transaction closing, EOG intends to maintain Yates’ office in Artesia, N.M., to support the newly combined operation.

Wells Fargo Securities, LLC acted as exclusive financial and technical advisor to Yates Petroleum Corporation, Abo Petroleum Corporation and MYCO Industries, Inc. for this transaction. Thompson & Knight LLP, Modrall Sperling Law Firm and Kemp Smith LLP acted as legal advisors to Yates Petroleum Corporation, Abo Petroleum Corporation and MYCO Industries, Inc., respectively. Akin Gump Strauss Hauer & Feld LLP acted as legal advisor to EOG.

Conference Call Tuesday, September 6, 2016

EOG will host a conference call to discuss the transaction that will be available via live audio webcast at 10 a.m. Central time (11 a.m. Eastern time) on Tuesday, September 6, 2016. To listen, log on to the Investors Overview page on the EOG website at http://investors.eogresources.com/overview. The webcast will be archived on EOG’s website through September 20, 2016.

EOG Resources, Inc. is one of the largest independent (non-integrated) crude oil and natural gas companies in the United States with proved reserves in the United States, Trinidad, the United Kingdom and China. EOG Resources, Inc. is listed on the New York Stock Exchange and is traded under the ticker symbol “EOG.” For additional information about EOG, please visit www.eogresources.com.

Yates Petroleum Corporation is a privately owned, independent exploration and production company, headquartered in Artesia, N.M. Yates Petroleum Corporation has a rich acreage position across the western United States in proven, horizontal resource plays. Yates’ focus areas in the Permian Basin and Powder River Basins are stacked oil plays with low-risk, multi-zone opportunities. Yates has a valuable resource in its employees, who possess a deep technical knowledge across all of its areas of operation. For additional information about Yates, please visit www.yatespetroleum.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements herein, other than statements of historical fact, including, among others, statements regarding EOG’s projections and expectations with respect to the future operations of the combined company, the future drilling activities and production growth in respect of the acquired Yates acreage, the returns and performance to be achieved from the combined company’s assets, EOG’s business strategy, plans and objectives in respect of the acquired Yates acreage and the anticipated closing date of the transaction described herein, are forward-looking statements. Forward-looking statements are not guarantees of performance. Although EOG believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, EOG’s forward-looking statements may be affected by known, unknown or currently unforeseen risks, events or circumstances that may be outside EOG’s control. Important factors that could cause EOG’s actual results to differ materially from the expectations reflected in EOG’s forward-looking statements are enumerated in EOG’s most recent Quarterly Reports on Form 10-Q filed with the United States Securities and Exchange Commission (SEC); see the sections entitled “Information Regarding Forward-Looking Statements” therein. Also, see “Risk Factors” on pages 13 through 21 of EOG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC for a discussion of certain risk factors that affect or may affect EOG’s business, financial position and results of operations. You should not place any undue reliance on any of EOG’s forward-looking statements. EOG’s forward-looking statements speak only as of the date made, and EOG undertakes no obligation, other than as required by applicable law, to update or revise its forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise. Reconciliation and calculation schedules for EOG non-GAAP financial measures can be found on the EOG website at www.eogresources.com.

The SEC permits oil and gas companies, in their filings with the SEC, to disclose not only “proved” reserves (i.e., quantities of oil and gas that are estimated to be recoverable with a high degree of confidence), but also “probable” reserves (i.e., quantities of oil and gas that are as likely as not to be recovered) as well as “possible” reserves (i.e., additional quantities of oil and gas that might be recovered, but with a lower probability than probable reserves). Statements of reserves are only estimates and may not correspond to the ultimate quantities of oil and gas recovered. Any reserve estimates provided in this press release or accompanying investor presentation that are not specifically designated as being estimates of proved reserves may include “potential” reserves and/or other estimated reserves not necessarily calculated in accordance with, or contemplated by, the SEC’s latest reserve reporting guidelines. Investors are urged to consider closely the disclosure in EOG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, available from EOG at P.O. Box 4362, Houston, Texas 77210-4362 (Attn: Investor Relations). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

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